UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2014 Location Based Technologies, Inc. (the “Company”) filed a Current Report on From 8-K under Item 5.02 to announce CFO-OnSite, LLC shall no longer be providing CFO services to the Company as of April 2, 2014.

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2014 Location Based Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 to announce it has hired a new CFO, Gregory Andrews (54) to provide CFO services for the Company, on an independent contracting basis. Mr. Andrews was the managing director for the investment banking firm Monarch Bay Securities, LLC, where he obtained financing commitments totaling $1 Billion dollars.  Prior to that he was the CFO of Traffic Safety Corporation, where he integrated seven acquired operating companies into a single reporting unit for a private equity group, an investment platform which had $75 million in revenue.

Mr. Andrews received his bachelor’s degree from Boston College and an MBA from the University of California, Los Angeles.

Mr. Andrews shall receive $8,000 per month in compensation and the services shall begin on April 2, 2014 and end on April 1, 2015.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	Contractor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: April 10, 2014	By:	/s/ David Morse
David Morse
Chief Executive Officer